                                                                   Exhibit 10.48
                                                                   -------------

 Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

                            Switchboard Incorporated

                  Common Stock and Warrant Purchase Agreement

     This Common Stock and Warrant Purchase Agreement (this "Agreement") dated as of December 11, 2000 is entered into between Switchboard Incorporated, a Delaware corporation (the "Company"), and America Online, Inc., a Delaware corporation (the "Purchaser"). The Company and the Purchaser are sometimes referred to in this Agreement each as a "Party" and together as the "Parties".

     In consideration of the mutual promises and covenants contained in this Agreement, the Parties agree as follows:

     1.  Sale of Securities.  Subject to and in accordance with the terms and
         ------------------
conditions of this Agreement and in consideration of the Purchaser entering into that certain Directory and Local Advertising Platform Services Agreement dated the date hereof between the Parties (the "Directory Agreement") and delivering to the Company at the Closing the Cash Purchase Price (as defined in Section 2 of this Agreement), the Company will sell and issue to the Purchaser, and the Purchaser will purchase from the Company, (i) at the Closing (as defined in
Section 2 of this Agreement) 746,260 shares (the "Closing Shares" and together with the Post-Closing Shares (as defined in Section 5.1(b) of this Agreement), the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), (ii) subsequent to the Closing, in accordance with and subject to the provisions of Sections 5.1(a) and 5.1(b) of this Agreement, the Post-Closing Shares and (iii) subsequent to the Closing, in accordance with and subject to the provisions of Section 5.1(c) of this Agreement, a warrant to purchase shares of Common Stock in the form appended to this Agreement as Annex
                                                                          -----
1 (the "Warrant").
-

     2.  The Closing.  The closing (the "Closing") of the sale and purchase of
         -----------
the Closing Shares under this Agreement shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts at 8:00 a.m. on December 11, 2000, or at such other time, date and place as are mutually agreeable to the Company and the Purchasers. At the Closing, the Company shall deliver to the Purchaser a certificate for the Closing Shares registered in the name of the Purchaser against payment by the Purchaser to the Company of a cash amount equal to $7,462.60 (the "Cash Purchase Price") by check or wire transfer to an account designated by the Company. The date of the Closing is hereinafter referred to as the "Closing Date".

     3.  Representations of the Company.  Except as disclosed by the Company in
         ------------------------------
Annex 3 appended to this Agreement, the Company hereby represents and warrants
-------
to the Purchaser that the statements contained in this Section 3 are true, complete and correct. Annex 3 shall be arranged in paragraphs corresponding to
                      -------
the numbered and lettered paragraphs contained in this Section 3, and the disclosures in any paragraph of Annex 3 shall be deemed disclosed for and to
                                -------
qualify both (i) the corresponding paragraph of this Section 3 and (ii) any other paragraph of this Section 3 to the extent a reasonable person would determine that the disclosure contained in such paragraph of Annex 3 could
                                                             -------
qualify or otherwise apply to other paragraphs of this Section 3, notwithstanding the absence of a specific cross-reference.

          3.1  Organization and Standing.  The Company is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

          3.2  Capitalization.  The authorized capital stock of the Company
               --------------
(immediately prior to the Closing) consists of (i) 85,000,000 shares of Common Stock, of which 24,875,343 shares were issued and outstanding as of October 31, 2000, and (ii) 5,000,000 shares of preferred stock, $.01 par value per share, of which one share has been designated as series E special voting preferred stock, which share is issued and outstanding as of the date of this Agreement.

          3.3  Issuance of Securities.  The issuance, sale and delivery of the
               ----------------------
Shares and the Warrant in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares"), have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and any Warrant Shares, when issued in accordance with the terms of the Warrant upon its exercise, will be duly and validly issued, fully paid and nonassessable.

          3.4  Governmental Consents.  Except as may be required by the
               ---------------------
Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity") is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Shares and the Warrant, the issuance and delivery of the Warrant Shares, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws. Based on the representations made by the Purchaser in Section 4 of this Agreement, the offer and sale of the Closing Shares to the Purchaser will be in compliance with applicable federal and state securities laws.

          3.5  Reports and Financial Statements.  The Company has previously
               --------------------------------
made available to the Purchaser complete and accurate copies, as amended or supplemented, of its (a) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, as filed with the Securities and Exchange Commission (the "Commission"), and (b) Registration Statement on Form S-1 (Commission File No. 333-90013), as filed with the Commission (such reports are collectively referred to herein as the "Company Reports"). As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included in the Company Reports (i) comply in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, (ii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Securities Exchange Act of 1934, as amended), and (iii) fairly presented the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein.

          3.6  Litigation.  There is no action, suit or legal proceeding, or
               ----------
governmental inquiry or investigation, pending against the Company, or, to the Company's knowledge, threatened against the Company which questions the validity of this Agreement or the right of the Company to enter into this Agreement.

          3.7  Absence of Certain Changes.  Except as disclosed in the Company
               --------------------------
Reports, since September 30, 2000, there has been no change, event or effect that is materially adverse to the assets, business, financial condition or results of operations of the Company, except for those changes, events and effects that are directly caused by (I) conditions affecting the United States economy as a whole, (II) conditions affecting the industry in which the Company competes as a whole, (III) fluctuations in the market price of the Common Stock, or (IV) events occurring in the ordinary course of business.

          3.8  Undisclosed Liabilities.  The Company has no liability (whether
               -----------------------
absolute, accrued, contingent or otherwise) of a nature required by GAAP to be shown on a balance sheet, except for (i) liabilities reflected in the Company Reports, (ii) liabilities which have arisen since September 30, 2000 in the ordinary course of business and (iii) contractual liabilities incurred in the ordinary course of business.

     4.  Representations of the Purchaser.  The Purchaser represents and
         --------------------------------
warrants to the Company as follows:

          4.1  Investment.  The Purchaser is acquiring the Shares, the Warrant,
               ----------
and any Warrant Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          4.2  Company Securities.  As of June 30, 1999, the Purchaser
               ------------------
beneficially owned 750,000 shares of the Company's series A preferred stock, $.01 par value per share, which were then convertible into 750,000 shares of Common Stock, and no other securities of the Company. As of the date hereof, the Purchaser beneficially owns 750,000 shares of Common Stock and no other securities of the Company.

          4.3  Experience.  The Purchaser has carefully reviewed the
               ----------
representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Purchaser any and all written information which it has requested and have answered to the Purchaser's satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and the Purchaser is able financially to bear the risks of that investment.

          4.4  Organization and Standing.  The Purchaser is a corporation duly
               -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

          4.5  Governmental Consents.  Except as may be required by the HSR Act,
               ---------------------
no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing, and except any filings that, if not made as required, would not have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement.

          4.6  Litigation.  There is no action, suit or legal proceeding, or
               ----------
governmental inquiry or investigation, pending against the Purchaser or, to the Purchaser's knowledge, threatened against the Purchaser which questions the validity of this Agreement or the right of the Purchaser to enter into this Agreement, or which would have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement.

     5.  Covenants.
         ---------

          5.1  Issuance of Securities.
               ----------------------

               (a)  24 Month Shares.  If the Directory Agreement has not been
                    ---------------
     terminated by the date which is 24 months after the date of this Agreement (the "24 Month Date"), then, within ten business days after the 24 Month Date, the Company shall issue and deliver to the Purchaser 746,260 shares of Common Stock (as adjusted for any stock split, reverse stock split, stock dividend, reclassification or other similar event) (the "24 Month Shares"); provided, that, the Company shall not be required to issue or
               --------  ----
     deliver the 24 Month Shares to the Purchaser unless it shall have first received from the Purchaser an executed investment letter in the form appended to this Agreement as Annex 5.1(a).
                                   ------------

               (b)  36 Month Shares.  If the Directory Agreement has not been
                    ---------------
     terminated by the date which is 36 months after the date of this Agreement (the "36 Month Date"), then, within ten business days after the 36 Month Date, the Company shall issue and deliver to the Purchaser 746,260 shares of Common Stock (as adjusted for any stock split, reverse stock split, stock dividend, reclassification or other similar event) (the "36 Month Shares" and together with the 24 Month Shares, the "Post-Closing Shares"); provided,that, the Company shall not be required to issue or deliver the
     -------- ----
     36 Month Shares to the Purchaser unless it
     shall have first received from the Purchaser an executed investment letter in the form appended to this Agreement as Annex 5.1(b).
                                               ------------

               (c)  Warrant.  If the Purchaser and the Company agree in writing
                    -------
     to renew the Directory Agreement for a period of a minimum of four years after the expiration of the Initial Term (as defined in the Directory Agreement) pursuant to Section 19.1 of the Directory Agreement, the Company shall issue and deliver to the Purchaser the Warrant within ten business days of the expiration of the Initial Term; provided, that, the Company
                                                 --------  ----
     shall not be required to issue or deliver the Warrant to the Purchaser unless it has first received from the Purchaser an executed investment letter in the form appended to this Agreement as Annex 5.1(c).
                                                      ------------

          5.2  Reservation of Common Stock.  The Company will at all times
               ---------------------------
during which securities remain issuable pursuant to Section 5.1 of this Agreement and upon exercise of the Warrant reserve and keep available, solely for issuance and delivery pursuant to the terms of Section 5.1 of this Agreement or upon the exercise of the Warrant, as applicable, such number of shares of Common Stock and other stock, securities and property, as from time to time may be issuable pursuant to the terms of this Agreement and upon the exercise of the Warrant.

          5.3  Directory Events.
               ----------------

               (a) For purposes of this Agreement, a "Directory Event" shall mean the occurrence of any one or more of the following:

                    (i) delivery by the Company to the Purchaser of notice of termination of the Directory Agreement by the Company pursuant to Section 9.3 of the Directory Agreement; and

                    (ii) delivery by the Purchaser to the Company of notice of termination of the Directory Agreement by the Purchaser pursuant to Section
11.5.4 of the Directory Agreement.

               (b) Notwithstanding anything to the contrary in this Agreement or any agreement or instrument entered into between, or executed by, the Company and/or the Purchaser, immediately upon the occurrence of any one or more than one of the Directory Events (the "Directory Event Date"), and without any notice whatsoever, to the Purchaser or otherwise, all Closing Shares shall be immediately cancelled, with any and all certificates representing such cancelled Closing Shares being returned promptly to the Company (but in any case not more than 20 days subsequent to the Directory Event Date) and reflected in the record books of the Company as "CANCELLED" (notwithstanding the return or failure to return of such certificates to the Company).

               (c) Whenever the context may require, the terms "Shares", "Closing Shares", "24 Month Shares", "36 Month Shares", "Post-Closing Shares" and "Warrant Shares", as used in this Agreement shall include any securities or other property issued with respect to or in substitution for such securities.

     5.4  HSR Act Filings.  Prior to any acquisition of any Post-Closing Shares
          ---------------
pursuant to the terms of this Agreement and prior to any exercise of the Warrant, in whole or in

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


part, the Purchaser hereby agrees to provide the Company with written notice (the "HSR Notice") to the extent such acquisition of Post-Closing Shares or such exercise of the Warrant, as the case may be, could reasonably be expected to require the filing of any Notification and Report Forms and related material, or any successor forms and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, or any successor agencies, under the HSR Act, or any successor statutes and regulations. In addition, the Purchaser hereby agrees, and upon receipt of the HSR Notice the Company hereby agrees, to use commercially reasonable efforts (i) to promptly file any HSR Filing that may be required, (ii) to obtain an early termination of any applicable waiting period and (iii) to make any further filings or information submissions and take such other actions pursuant to the HSR Act, or any successor statutes and regulations, that may be necessary, proper, or advisable. Notwithstanding anything in this Agreement or in the Warrant to the contrary, in no event shall the Company issue any Post-Closing Shares or shall the Purchaser exercise the Warrant, in whole or in part, prior to the expiration of any applicable waiting periods and receipt by the Parties of all notices, approvals, orders, qualifications, declarations and clearances under the HSR Act, or any successor statutes and regulations (and in the case of any issuance by the Company of any Post-Closing Shares, the Company shall have up to ten business days after such expiration and receipt, but in any event no less time than the respective time permitted under Section 5.1 of this Agreement or under the Warrant, to effect such issuance). In the event that there is an additional request by the Federal Trade Commission or the Antitrust Division of the United States Department of Justice, or any successor agencies, which either Party reasonably believes is too excessive in scope or substance to warrant the continuation of the HSR Act filing and clearance process (a "Notice of Excess"), then upon written notice to the other Party, neither Party shall be obligated under this Section 5.4 to (A) respond to such formal requests for additional information or documentary material pursuant to 16 C.F.R. 803.20 under the HSR Act, or any successor statutes or regulations (a "Formal Response") or (B) to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of such Party or the affiliates of such Party; provided, that, if
                                                             --------  ----
the Company provides a Notice of Excess to the Purchaser, the Company shall within ten business days of the due date for the Formal Response to which such Notice of Excess applied, pay to the Purchaser in cash by check or wire transfer to an account designated by the Purchaser the amounts which follow, as applicable: (y) if the applicable HSR Notice was with respect to the 24 Month Shares or the 36 Month Shares, $[**], respectively, and (z) if the applicable HSR Notice was with respect to any number of Warrant Shares which are unissuable or unexercisable under this Section 5.4 due to HSR Act requirements, such amount as equals (I) $4.32 multiplied by (II) such number of Warrant Shares.

          5.5  Acquisition of Company Securities.
               ---------------------------------

               (a) From and after the date hereof and until the Permitted Acquisition Date (as defined in Section 5.5(c)(i) of this Agreement), without the prior written consent of the Company, the Purchaser shall not purchase or otherwise acquire or propose or offer to purchase or otherwise acquire, and the Purchaser shall prevent all Purchaser Affiliates (as defined in Section 8(a) of this Agreement) from beneficially purchasing or otherwise acquiring or proposing or offering to purchase or otherwise acquire, directly or indirectly, whether by tender or exchange offer, market purchase, privately negotiated purchase, merger or other business combination or otherwise, either any securities of the Company (or any beneficial ownership interest therein) or any Voting Interest (as defined in Section 5.5(c)(ii) of this Agreement) other

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



 than securities and the Voting Interest beneficially owned by the Purchaser as of the date hereof and after giving effect to the Closing; provided, that:
                                                           --------  ----


                    (i) the Purchaser may acquire securities of the Company as a result of any stock dividend, stock split, reclassification or similar event with respect to the Common Stock;

                    (ii) the Purchaser may acquire securities of the Company to the extent (the "Permitted Extent") that such securities, when aggregated with all other securities and Voting Interest beneficially owned by the Purchaser or any Purchaser Affiliate (including, without limitation, the maximum number of shares of Common Stock issuable pursuant to this Agreement (assuming, solely for purposes of this Section 5.5(a)(ii), that such shares were issued and outstanding as of the date of any such acquisition) and the maximum number of shares of Common Stock issuable upon exercise of the Warrant, on an as-exercised basis (assuming, solely for purposes of this Section 5.5(a)(ii), that the Warrant and such shares were issued and outstanding as of the date of any such acquisition)), do not represent as of the date of any such acquisition [**]% or more of the outstanding shares of Common Stock (specifically including, for purposes of calculating such number of outstanding shares of Common Stock, any and all shares of Common Stock actually issued as of such date pursuant to this Agreement and any and all shares of Common Stock actually issued as of such date upon exercise of the Warrant, and specifically excluding all shares of Common Stock issuable but not issued as of such date under this Agreement and upon exercise of the Warrant), or a [**]% or more Voting Interest;

                    (iii) unless otherwise restricted by the provisions of this Agreement or the Warrant, the Purchaser may (A) acquire shares of Common Stock pursuant to the terms of Sections 5.1(a) and 5.1(b) of this Agreement, (B) acquire the Warrant pursuant to the terms of Section 5.1(c) of this Agreement and (C) may acquire shares of Common Stock pursuant to an exercise of the Warrant pursuant to the terms of the Warrant; and

                    (iv) the Purchaser may acquire securities of the Company (A) pursuant to a tender offer, provided, that, it be a condition to such tender
                            --------  ----
offer that the Purchaser acquire in such tender offer greater than [**]% of the outstanding shares of Common Stock at the time of the closing of such tender offer or (B) pursuant to any merger or purchase agreement entered into between the Company and the Purchaser.

               (b) If the Purchaser or any Purchaser Affiliate at any time prior to the Permitted Acquisition Date acquires, in violation of this Section 5.5, securities of the Company in excess of the Permitted Extent (and such violation is unknowing and unintentional), the Purchaser shall deliver to the Company written notice thereof as soon as practicable, but in any event no later than two business days after such acquisition comes to the attention of the Purchaser (a "Purchaser Excess Notice"). As soon as practicable after the earlier date to occur (the "Excess Notice Date") of (i) the date of the Purchaser Excess Notice and (ii) the delivery by the Company to the Purchaser of a written notice that the Company is aware that the Purchaser or a Purchaser Affiliate may have acquired securities of the Company in excess of the Permitted Extent, and in any event not more than 30 days after such Excess Notice Date, the Purchaser shall sell, transfer, dispose of or otherwise divest itself or its Purchaser Affiliates of such number of securities of the Company such that the Purchaser no longer beneficially owns securities of

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


the Company in excess of the Permitted Extent (an "Excess Disposition"); provided, that, if the provisions of applicable law or any Contractual
--------  ----
Restrictions (as defined in this Section 5.5(b)) prohibit an Excess Disposition within such 30-day period, the Purchaser shall effect an Excess Disposition as soon as practicable after such prohibitions lapse (the "Prohibition Termination Date") and in any event no later than 30 days after the Prohibition Termination Date. In the event that the provisions of applicable law or any Contractual Restrictions prohibit an Excess Disposition within 30 days after the Excess Notice Date, the Purchaser shall provide notice thereof and of the expected applicable Prohibition Termination Date to the Company (an "Extension Notice") at least five business days prior to the end of such 30-day period. For purposes of this Agreement "Contractual Restrictions" shall mean any provision of any agreement which is enforceable by the Company against the Purchaser (which restrictions have not been waived by the Company). For the avoidance of doubt, this Section 5.5(b) shall not impose upon the Company any obligation to register shares of its Common Stock in addition to or different from the provisions of any registration rights agreement. The provisions of this Section 5.5(b) shall be inapplicable to any acquisition of securities of the Company by the Purchaser or a Purchaser Affiliate if such acquisition causes the Purchaser's beneficial ownership of the Company to equal or exceed [**]% of the outstanding shares of Common Stock (calculated consistent with Section 5.5(a)(ii) of this Agreement) or to equal or exceed [**]% of the Voting Interest of the Company (a "[**]% Acquisition").

               (c)  For purposes of this Agreement:

                    (i) "Permitted Acquisition Date" means the earlier of (A) July 1, 2009 and (B) the date of termination of both that certain [**] Agreement dated as of [**] between the Company and [**] and that certain License Agreement dated as of [**] between the Company and [**], each as amended or extended pursuant to its respective terms (such agreements together, the "[**] Agreements"); and

                    (ii) "Voting Interest" means the aggregate percentage of votes for elections of directors of the Company and/or approval of other matters presented for a vote of securityholders of the Company generally controlled, directly or indirectly, by the Purchaser or any Purchaser Affiliate, assuming the conversion, exchange or exercise by the Purchaser and all Purchaser Affiliates of securities of the Company or any other instrument, agreement or right into or for Common Stock or other voting securities of the Company, including, without limitation, all votes governed or controlled by any voting agreement, trust, group or other arrangement, formal or informal, to or of which the Purchaser or any Purchaser Affiliate is a party or a member and all votes solicited by the Purchaser or any Purchaser Affiliate by proxy, consent or otherwise.

               (d)  To the extent required by law, the Purchaser may file a
Schedule 13D and any successor forms, and any amendments thereto, with the Commission to reflect information with respect to its ownership interest in the Company and any proposals it is not prohibited under this Section 5.5 from making or other actions it is not prohibited under this Section 5.5 from taking.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


               (e) The Company has entered into a letter agreement with [**], dated [**] (the "[**] Letter"). The Company hereby acknowledges that the
[**] Letter is and has been a significant consideration for the Purchaser's decision to enter into this Agreement, and therefore, the Company agrees not to agree to any amendment of the [**] Letter without the express prior written consent of the Purchaser.

               (f) The Purchaser shall indemnify the Company in respect of, and hold it harmless against, any and all actual and direct damages (and not consequential damages) of the Company under the [**] Agreements resulting from any termination of either or both of the [**] Agreements (pursuant to the terms thereof) due to any breach by the Purchaser of this Section 5.5
("[**] Damages"). The Purchaser shall not be obligated to indemnify the Company as set forth in this Section 5.5(f) for any [**] Damages resulting solely from any acquisition (other than a [**]% Acquisition), in violation of this Section
5.5 (which such violation was unknowing and unintentional), of securities of the Company by the Purchaser or any Purchaser Affiliate with respect to which the Purchaser effects an Excess Disposition within the time periods set forth in
Section 5.5(b) of this Agreement. In no event shall the aggregate indemnification liability of the Purchaser under this Section 5.5(f) exceed $[**] In the event of any amendment of any of the [**] Agreements after the date hereof without the prior written consent of the Purchaser, such amendment shall not cause the Purchaser's indemnification liability under this Section 5.5(f) to be increased beyond the indemnification liability for which the Purchaser would have been liable under this Section 5.5(f) pursuant to the terms of the [**] Agreements which are in effect as of the date hereof.

               (g) For avoidance of doubt, the Purchaser shall not be deemed to have breached this Section 5.5, and therefore shall not be liable for any indemnity under Section 5.5(f) of this Agreement, in the event that the Purchaser's ownership or Voting Interest in the Company exceeds the Permitted Extent (or [**]% of the outstanding shares of Common Stock (calculated consistent with Section 5.5(a)(iii) of this Agreement) or [**]% of the Voting Interest of the Company, as applicable) solely as an immediate consequence of a repurchase of any of the Company's securities by the Company in one transaction or through a series of related transactions.

               (h) If the Purchaser or any Purchaser Affiliate at any time prior to the Permitted Acquisition Date acquires securities of the Company or any Voting Interest in excess of the Permitted Extent, the Purchaser shall deliver to the Company written notice thereof as soon as practicable, but in any event no later than two business days after such acquisition comes to the attention of the Purchaser; provided, that, the Purchaser shall not provide
                            --------  ----
any such notice in addition to a Purchaser Excess Notice. If the Purchaser delivers to the Company any Purchaser Excess Notice or any Extension Notice pursuant to Section 5.5(b) of this Agreement or any notice pursuant to the immediately preceding sentence of this Section 5.5(h), the Purchaser shall also deliver a copy of such Purchaser Excess Notice, such Extension Notice or such other notice to [**],Attention: General Counsel.

          5.6  Acquisition Offers.
               ------------------

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


               (a) For purposes of this Agreement, the following terms shall have the following meanings:

                    (i) "Acquisition Offer" means a bona fide offer to (A) acquire, whether by tender or exchange offer, merger or other business combination, securities of the Company to the extent that after such acquisition the Offeror would own at least [**] of the outstanding securities of the Company, or (B) acquire all or substantially all of the assets of the Company.

                    (ii) "Acquisition Transaction" means a transaction described in clause (A) or (B) of Section 5.6(a)(i) of this Agreement.

                    (iii) "No-Shop Agreement" means an agreement providing that the Company shall not (A) engage in negotiations relating to an Acquisition Transaction with a party other than a specific Offeror and (B) solicit any proposal relating to an Acquisition Transaction from a party other than a specific Offeror.

                    (iv) "Offeror" means any person or entity or group of persons or entities other than the Purchaser or a Purchaser Affiliate that makes an Acquisition Offer to the Company.

               [**]

               (c) The Purchaser shall hold in confidence, and shall not directly or indirectly disclose (or permit or suffer its personnel to disclose) to any person outside its organization, any Acquisition Notice and the contents thereof (collectively, the "Confidential Information"). The Purchaser shall disclose the Confidential Information only to persons within its organization or its accountants or attorneys who have a need to know such Confidential Information in the course of the performance of their duties. The Purchaser shall take steps which are reasonably calculated to protect the confidentiality of Confidential Information and shall be responsible to the Company for any disclosure or misuse of Confidential Information which results from a failure to comply with this Section 5.6(c). The Purchaser will promptly report to the Company in writing any known or suspected violation of the terms of this Section 5.6(c) and will take all reasonable further steps requested by the Company to prevent, control or remedy any such violation.

         Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



     6.  Conditions to the Obligations of the Purchaser.  The obligation of the
         ----------------------------------------------
Purchaser to purchase the Closing Shares at the Closing is subject to the execution by the Company, and the delivery to the Purchaser, of the following agreements on or before the Closing:

               (a) The Registration Rights Agreement appended to this Agreement as Annex 6(a) (the "Registration Rights Agreement"); and
             ----------

               (b)  the Directory Agreement.

     7.  Condition to the Obligations of the Company.  The obligations of the
         -------------------------------------------
Company under Section 1 of this Agreement are subject to the execution by the Purchaser, and the delivery to the Company, of the Directory Agreement on or before the Closing.

     8.  Requirements for Transfer.
         -------------------------

               (a) Neither the Shares nor the Warrant nor the Warrant Shares nor any interest therein (collectively, the "Restricted Securities") shall be sold or otherwise transferred, in whole or in part, in any respect; provided,
                                                                    --------
that, the Purchaser may transfer all of the Restricted Securities (but not less
----
than all of the Restricted Securities) to any entity controlling, controlled by or under common control of the Purchaser (a "Purchaser Affiliate") if (I) the transferee agrees in writing as part of such notice to be bound by the terms of this Agreement (including, without limitation, the terms of Section 5.5 of this Agreement) and the Warrant, (II) America Online, Inc. agrees in writing as part of such notice to remain primarily responsible for all of the obligations of the transferee under this Agreement and the Warrant and (III) either such transfer shall have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the Company first shall have been furnished with such representation letters and other documentation, reasonably satisfactory to the Company, to the effect that such transfer is exempt from the registration requirements of the Securities Act. Notwithstanding the foregoing, upon the occurrence of their respective Transfer Dates, the Closing Shares, the 24 Month Shares, the 36 Month Shares and the Warrant Shares, may each be transferred, in whole or in part, in any respect if such transfer first shall have been registered under the Securities Act or the Company first shall have been furnished with such representation letters and other documentation, reasonably satisfactory to the Company, to the effect that such transfer is exempt from the registration requirements of the Securities Act. As used in this Agreement, "Transfer Date" shall mean:

                    (i) with respect to the Closing Shares, the date, if any, on which the Purchaser delivers to the Company a true written certification to the Company that the [**] (as defined in the Directory Agreement) is effective;

                    (ii) with respect to the 24 Month Shares, the date 36 months after the date of this Agreement;

                    (iii) with respect to the 36 Month Shares, the date 48 months after the date of this Agreement;

                    (iv) with respect to the Warrant Shares, the date one year after the Date of Issuance (as defined in the Warrant); and

                    (v) with respect to any and all Shares and Warrant Shares and notwithstanding the foregoing clauses (i), (ii), (iii) and (iv) of this
Section 8(a), the date, if any, on which the Directory Agreement is terminated pursuant to Section 19.4 of the Directory Agreement.

               (b) Each certificate representing the Shares and the Warrant Shares shall bear a legend substantially in the following form:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or the Corporation obtains appropriate documentation to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any Shares or any shares of Common Stock issuable upon exercise of the Warrant, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act and upon the delivery to the Company of such representation letters and other documentation, reasonably satisfactory to the Company, that such legend may be removed.

               (c) Each certificate representing Closing Shares shall bear a legend substantially in the following form:

          "The shares represented by this certificate have been issued pursuant to, and are subject to cancellation without payment of additional consideration and restrictions on transfer set forth in a Common Stock and Warrant Purchase Agreement with the Corporation, a copy of which is available for inspection at the office of the Secretary of the Corporation."

               (d) Each certificate representing Post-Closing Shares shall bear a legend substantially in the following form:

          "The shares represented by this certificate have been issued pursuant to, and are subject to restrictions on transfer set forth in a Common Stock and Warrant Purchase Agreement with the Corporation, a copy of which is available for inspection at the office of the Secretary of the Corporation."

               (e) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

          "The shares represented by this certificate have been issued pursuant to, and are subject to restrictions on transfer set forth in a Common Stock and Warrant Purchase Agreement with the Corporation and a Common Stock Purchase Warrant issued by the

          Corporation, copies of which are available for inspection at the office of the Secretary of the Corporation."

     9.   Miscellaneous.
          -------------

          9.1  Successors and Assigns. This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties and their respective successors and permitted assigns. Neither Party may assign its respective rights or obligations under this Agreement without the prior written consent of the other Party to this Agreement.

          9.2  Survival of Representations and Warranties. The representations
               ------------------------------------------
and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of one year.

          9.3  Expenses. Each Party shall pay its own fees and expenses in
               --------
connection with the preparation and evaluation of this Agreement and the closing of the transactions contemplated hereby.

          9.4  Brokers. The Company and the Purchaser will indemnify and save
               -------
the other Party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying Party.

          9.5  Severability. The invalidity or unenforceability of any provision
               ------------
of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          9.6  Specific Performance. In addition to any and all other remedies
               --------------------
that may be available at law in the event of any breach of this Agreement, each Party shall be entitled to specific performance of the agreements and obligations of the other Party hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

          9.7  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

          9.8  Notices. All notices, requests, consents, and other
               -------
communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company:                              With a copy to:

Switchboard Incorporated                        Switchboard Incorporated
115 Flanders Road                               115 Flanders Road
Westboro, Massachusetts  01581                  Westboro, Massachusetts  01581

Attention: Chief Executive Officer          Attention: Associate General Counsel
Telephone: (508) 898-1122                   Telephone: (508) 898-1122
Telecopy:  (508) 870-2000                   Telecopy:  (508) 870-2000

If to the Purchaser:                        With a copy to:

America Online, Inc.                        America Online, Inc.
22000 AOL Way                               22000 AOL Way
Dulles, Virginia  20166                     Dulles, Virginia  20166
Attention: President-Business Affairs       Attention: General Counsel
Telephone: (703) 265-2365                   Telephone: (703) 265-1428
Telecopy:  (703) 625-1202                   Telecopy:  (703) 265-2208

     Any Party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the Party for whom it is intended. Any Party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other Party notice in the manner set forth in this
Section 9.8.

          9.9   Complete Agreement. This Agreement (including its Annexes)
                ------------------
constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          9.10  Amendments and Waivers. Except as otherwise expressly set forth
                ----------------------
in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all Parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          9.11  Pronouns. Whenever the context may require, any pronouns used in
                --------
this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          9.12  Counterparts; Facsimile Signatures. This Agreement may be
                ----------------------------------
executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

          9.13  Section Headings. The section headings are for the convenience
                ----------------
of the Parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the Parties.

          9.14  Confidential Information. Neither Party may issue a press
                ------------------------
release or other disclosure containing Confidential Information (as defined in the Directory Agreement) without the consent of the other Party, unless, and to the extent that, such disclosure is required by law, rule, regulation or government or court order. In such event (with the sole exception of (a) a Company Form 8-K filing to be made with the Commission in connection with the announcement of the execution of this Agreement, which Form 8-K filing the Company has afforded the Purchaser a reasonable period of time to review under the circumstances and (b) the mutually agreed-upon press release to be issued by the Parties in connection with such announcement), the disclosing Party will provide at least five (5) business days prior written notice to the other Party (unless otherwise required by law or mutually agreed-upon by the Parties) of such proposed disclosure. Further, in the event such disclosure is required of either Party under the laws, rules and regulations of the Commission or any other applicable governing body, such Party will, in the reasonable discretion of such Party, upon good faith consultation with the other Party, (i) redact portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to the Commission or such governing body that such portions of this Agreement receive confidential treatment under the laws, rules and regulations of the Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules and regulations of any other applicable governing body. Notwithstanding anything to the contrary in this Agreement or in the Directory Agreement, neither Party shall be restricted from disclosing any Confidential Information to the extent such Party reasonably believes such disclosure is required pursuant to applicable law or stock market or exchange requirements.


                                 *  *  *  *  *

     Executed as of the date first written above.

                              COMPANY:

                              SWITCHBOARD INCORPORATED



                              By: /s/ Dean Polnerow
                                  -----------------------------
                                  Name:  Dean Polnerow
                                  Title: President


                              PURCHASER:

                              AMERICA ONLINE, INC.



                              By: /s/ Lynda Clarizio
                                  -----------------------------
                                  Name:  Lynda Clarizio
                                  Title: Senior Vice President

                                                                    Annex 5.1(a)
                                                                    ------------

                               INVESTMENT LETTER

Switchboard Incorporated
115 Flanders Road
Westboro, Massachusetts  01581

Ladies and Gentlemen:

     In order to induce Switchboard Incorporated, a Delaware corporation (the "Company"), to issue and sell to America Online, Inc., a Delaware corporation (the "Investor"), 746,260 shares (the "Shares") of Common Stock, $.01 par value per share, of the Company (the "Common Stock"), the Investor hereby represents, warrants and covenants as follows:

     (a) The Investor is accepting the Shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation for the Securities Act of 1933, as amended (the "Securities Act"), or any rule or regulation under the Securities Act.

     (b) The Investor has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company.

     (c) The Investor has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

     (d) The Investor can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding the Shares for an indefinite period.

     (e) The Investor understands that (i) the Shares have not been registered under the Securities Act and the Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless so sold, transferred or otherwise disposed of in compliance with the restrictions on transfer set forth in Section 8 of that certain Common Stock and Warrant Purchase Agreement dated as of December 11, 2000 between the Company and the Purchaser ("Section 8"); (iii) in any event, the exemption from registration under Rule 144 or otherwise may not be available for the Shares, may not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) other than as specifically provided for in that certain Registration Rights Agreement dated as of December 11, 2000 between the Company and the Investor, the Company has no current obligation or current intention to register the Shares under the Securities Act.


                                  5.1(a) - 1

     (f) Legends substantially in the form of those set forth in Section 8 will be placed on any certificate representing the Shares.

                              Very truly yours,


                              INVESTOR:

                              AMERICA ONLINE, INC.


                              By: _______________________________
                                  Name:
                                  Title:

                              Dated: ____________________________


                                  5.1(a) - 2

                                                                    Annex 5.1(b)
                                                                    ------------

                               INVESTMENT LETTER


Switchboard Incorporated
115 Flanders Road
Westboro, Massachusetts  01581

Ladies and Gentlemen:

     In order to induce Switchboard Incorporated, a Delaware corporation (the "Company"), to issue and sell to America Online, Inc., a Delaware corporation (the "Investor"), 746,260 shares (the "Shares") of Common Stock, $.01 par value per share, of the Company (the "Common Stock"), the Investor hereby represents, warrants and covenants as follows:

     (a) The Investor is accepting the Shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation for the Securities Act of 1933, as amended (the "Securities Act"), or any rule or regulation under the Securities Act.

     (b) The Investor has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company.

     (c) The Investor has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

     (d) The Investor can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding the Shares for an indefinite period.

     (e) The Investor understands that (i) the Shares have not been registered under the Securities Act and the Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless so sold, transferred or otherwise disposed of in compliance with the restrictions on transfer set forth in Section 8 of that certain Common Stock and Warrant Purchase Agreement dated as of December 11, 2000 between the Company and the Purchaser ("Section 8"); (iii) in any event, the exemption from registration under Rule 144 or otherwise may not be available for the Shares, may not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) other than as specifically provided for in that certain Registration Rights Agreement dated as of December 11, 2000 between the Company and the Investor, the Company has no current obligation or current intention to register the Shares under the Securities Act.

                                  5.1(b) - 1

     (f) Legends substantially in the form of those set forth in Section 8 will be placed on any certificate representing the Shares.

                                   Very truly yours,

                                   INVESTOR:


                                   AMERICA ONLINE, INC.


                                   By: ____________________________
                                       Name:
                                       Title:


                                   Dated: _________________________


                                  5.1(b) - 2

                                                                    Annex 5.1(c)
                                                                    ------------

                               INVESTMENT LETTER


Switchboard Incorporated
115 Flanders Road
Westboro, Massachusetts  01581

Ladies and Gentlemen:

     In order to induce Switchboard Incorporated, a Delaware corporation (the "Company"), to issue and sell to America Online, Inc., a Delaware corporation (the "Investor"), the Common Stock Purchase Warrant No. AOL-1 (the "Warrant") and any and all of the shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock") issuable upon any exercise or partial exercise of the Warrant (the "Shares"), the Investor hereby represents, warrants and covenants as follows:

     (a) The Investor is accepting the Warrant and the Shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Warrant and/or Shares in violation for the Securities Act of 1933, as amended (the "Securities Act"), or any rule or regulation under the Securities Act.

     (b) The Investor has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company.

     (c) The Investor has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Warrant and/or the Shares and to make an informed investment decision with respect to such purchase.

     (d) The Investor can afford a complete loss of the value of the Warrant and/or the Shares and is able to bear the economic risk of holding the Warrant and/or the Shares for an indefinite period.

     (e) The Investor understands that (i) neither the Warrant nor the Shares have been registered under the Securities Act and both the Warrant and the Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act, (ii) neither the Warrant nor the Shares can be sold, transferred or otherwise disposed of unless so sold, transferred or otherwise disposed of in compliance with the restrictions on transfer set forth in Section 4 of the Warrant; (iii) in any event, the exemption from registration under Rule 144 or otherwise may not be available for the Warrant or the Shares, may not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) other than as specifically provided for in that certain Registration Rights Agreement dated as of December 11, 2000 between the Company and the

Investor, the Company has no current obligation or current intention to register the Warrant or the Shares under the Securities Act.

     (f) Legends substantially in the form of those set forth in Section 4 of the Warrant will be placed on any certificate representing the Shares.

                                   Very truly yours,

                                   INVESTOR:

                                   AMERICA ONLINE, INC.


                                   By: ____________________________
                                       Name:
                                       Title:

                                   Dated: _________________________